Exhibit 4



              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE



No.________             ATLANTIC LIBERTY FINANCIAL CORP.         Shares_________


                          FULLY PAID AND NON-ASSESSABLE
                              PAR VALUE $0.10 EACH

                                                  THE SHARES REPRESENTED BY THIS
                                                    CERTIFICATE ARE SUBJECT TO
                                                  RESTRICTIONS, SEE REVERSE SIDE

THIS CERTIFIES that                                              is the owner of

                            SHARES OF COMMON STOCK OF

                        Atlantic Liberty Financial Corp.
                             a Delaware corporation

         The shares evidenced by this certificate are transferable only on the books of Atlantic Liberty Financial Corp. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. The capital stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.

         IN WITNESS WHEREOF, Atlantic Liberty Financial Corp. has caused this certificate to be executed, by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed.




By                                [SEAL]         By
  -------------------------                        ------------------------
  WILLIAM M. GILFILLAN,                            BARRY M. DONOHUE,
  CORPORATE SECRETARY                              PRESIDENT AND CHIEF EXECUTIVE
                                                     OFFICER

      The Board of Directors of Atlantic Liberty Financial Corp. (the "Company") is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

      The shares evidenced by this Certificate are subject to a limitation contained in the Certificate of Incorporation to the effect that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote in respect of shares held in excess of the Limit.

      The shares represented by this Certificate may not be cumulatively voted on any matter. The Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the voting stock of the Corporation, voting together as a single class, to approve certain transactions and to amend certain provisions of the Certificate of Incorporation.

      The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM - as tenants in common   UNIF GIFT MIN ACT - ______Custodian_______
                                                          (Cust)         (Minor)
     TEN ENT - as tenants by the entireties
                                               Under Uniform Gifts to Minors Act
     JT TEN  - as joint tenants with right
               of survivorship and not as      _________________________________
               tenants in common                            (State)

     Additional abbreviations may also be used though not in the above list

For value received, ______________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER


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             (please print or typewrite name and address including
                          postal zip code of assignee)


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Shares of the Common Stock represented by the within Certificate,  and do hereby irrevocably constitute and appoint_________________________Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated, _____________________________

In the presence of                                Signature:


------------------------                          ------------------------------

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.